EXHIBIT 22

KB HOME AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

      The following subsidiaries of the KB Home were included in the November 30, 2001 consolidated financial statements:

Percentage of Voting
Securities Owned by the
Registrant or a Subsidiary
of the Registrant
Name of Company
Arizona
KB Home Phoenix Inc.	100
KB Home Sales Phoenix Inc.	100
KB Home Sales Tucson Inc.	100
KB Home Tucson Inc.	100
California
BPP Holdings, Inc.	100
Branching Tree Corp.	100
Cable Associates, Inc.	100
Custom Decor, Inc.	100
Kaufman and Broad Communities, Inc.	100
Kaufman and Broad Development Group	100
Kaufman and Broad Embarcadero, Inc.	100
Kaufman and Broad Insurance Agency, Inc.	100
Kaufman and Broad International, Inc.	100
Kaufman and Broad Land Development Venture, Inc.	100
Kaufman and Broad — Monterey Bay, Inc.	100
Kaufman and Broad — Moreno/Perris Valleys, Inc.	100
Kaufman and Broad of Utah, Inc.	100
KBASW Mortgage Acceptance Corporation	100
K&B Bakewell Seaside Venture, LLC	100
KB Holdings One, Inc.	100
KB Home Architecture Inc.	100
KB Home Central Valley, Inc.	100
KB Home City Ranch Inc.	100
KB Home Coastal Inc.	100
KB Home Greater Los Angeles Inc.	100
KB Home Holdings Inc.	100
KB Home Land Company	100
KB Home North Bay Inc.	100
KB Home Patterson, Inc.	100
KB Home Sacramento Inc.	100
KB Home Sales — Northern California Inc.	100
KB Home Sales — Southern California Inc.	100
KB Home San Diego Inc.	100
KB Home South Bay Inc.	100
KBI/Mortgage Acceptance Corporation	100
KBRAC IV Mortgage Acceptance Corporation	100
Kent Land Company	100
Kingsbay Escrow Company	100
Lewis Homes Management Corp.	100
Mather Housing Company, LLC	100

Percentage of Voting
Securities Owned by the
Registrant or a Subsidiary
of the Registrant
Name of Company
Colorado
KB Home Colorado, Inc.	100
Delaware
Bernal Funding, LLC	100
City Ranch, LLC	100
Eden Land Development Corp.	100
e.KB, Inc.	100
Estes Homebuilding Co.	100
General Homes Corporation	100
General Homes Development LLC	100
General Homes of Arizona	100
General Homes of Dallas	100
General Homes of Florida	100
General Homes of Houston	100
GH Homebuilding Holdings, Inc.	100
HomeSafe Escrow Company	95
International Mortgage Acceptance Corporation	100
Kaufman and Broad Development Company	100
Kaufman and Broad Limited	100
Kaufman & Broad NexGen, LLC	100
LDC Arctic LLC	100
LHC Arctic LLC	100
LHE Arctic LLC	100
LHN Arctic LLC	100
LP Arctic LLC	100
Rate One Associates, Inc.	100
Rate One Holdings, Inc.	100
rateOne Home Loans, LLC	100
Illinois
KB Home Mortgage Company	100
Kaufman and Broad of Illinois, Inc.	100
Massachusetts
Kaufman and Broad Homes, Inc.	100
Michigan
Keywick, Inc.	100
Minnesota
Kaufman and Broad Custom Homes, Inc.	100
Nevada
Desert Inn Development, LLC	100
Kaufman and Broad of Reno, Inc.	100
KB Home Nevada Inc.	100
KB Home Sales — Nevada Inc.	100
KB Home Sales of Reno, Inc.	100
Lewis Homes — Carlyle Venture L.L.C.	100
New Mexico
KB Home New Mexico Inc.	100
KB Home Sales — New Mexico Inc.	100

Percentage of Voting
Securities Owned by the
Registrant or a Subsidiary
of the Registrant
Name of Company
New York
KB Home of Long Island Inc.	100
Texas
Clear Brook Crossing Inc.	100
Clear Brook Crossing Development LP	100
Eden Corporation	100
Envirographic, Inc.	100
FGMC, INC.	100
Hallmark Residential Group, Inc.	100
Kaufman and Broad Development of Texas, L.P.	100
Kaufman and Broad Insurance Agency of Texas Holdings, Inc.	100
Kaufman and Broad of Texas, Ltd.	100
KB Home Lone Star LP	100
KB Home Laredo LP	100
KBSA, Inc.	100
Rayco Land Development, Inc.	100
San Antonio Title Co.	100
Satex Properties, Inc.	100
Quoin Investments, Inc.	100
Canadian
Margreen Investments, Inc.	100
3238865 Canada Inc.	100
French
Gie KB	100
Kaufman and Broad Developpement S.A.	100
Kaufman and Broad Promotion Maisons Individuelles S.A.	100
Kaufman and Broad Renovation S.A.R.L.	100
Kaufman & Broad S.A.	100
LMP Chancy S.A.R.L.	100
Millet S.A.R.L.	100
Park S.A.	100
SMCI Developpement S.A.	100
Mexican
Kaufman y Broad de Mexico	100
Kaufman y Broad Asesoria Administrativa	100
Operadora Los Robles	100
Desarrollos Los Robles	100